UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

MOTOS AMERICA INC

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

510 South 200 West, Suite 110

Salt Lake City, Utah 84101

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares .001 Par Value	WECT	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Motos America Inc. on a consolidated basis.

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Effective at a date to be determined in May, 2022 the Company will begin an offering of its securities under Rule 506(c) of Regulation D, as promulgated by the United States Securities and Exchange Commission. Rule 506(c) will permit the Company to broadly solicit and generally advertise this offering, provided that all purchasers in the offering are accredited investors. The Company plans to take reasonable steps to verify purchasers' accredited investor status and to ensure that certain other conditions in Regulation D are satisfied.

The Company will offer for sale the following securities, in a maximum combined amount of $14,492,500.00:

1.	2,250,000 Common Voting Shares at $3.33 per share. Maximum $7,492,500 offered.
2.	2,000 Series C Convertible Bonds at $1,000 per bond. Maximum $2,000,000 offered.
3.	2,000 Series D Convertible Bonds at $1,000 per bond. Maximum $2,000,000 offered.
4.	3,000 Series E Convertible Bonds at $1,000 per bond. Maximum $3,000,000 offered.

This Offering will be made on a “best efforts” basis with no minimum.

The Company has entered into a “Lead Broker Engagement Agreement” with CIM Securities, LLC, (“CIM”) of Colorado. CIM will act as the placement agent in this offering.

CIM is an independent investment bank that serves micro-cap and small-cap companies by providing capital raising solutions and also merger and acquisition services for companies seeking growth capital or services. CIM also caters to individual investors providing comprehensive brokerage and money management solutions. CIM Securities provides institutional investors and individual investors periodic opportunities to participate in public offerings and private placements of public or private companies. The agreement (attached hereto) with CIM is summarized as follows:

1.	Scope. CIM will act as the placement agent for up to $14,492,500.00 worth of the Company’s securities by soliciting accredited investors and as the managing broker. The Company has engaged CIM to consult with and advise the Company with respect to the sale of these Securities and anything incidental thereto, as directed by the Company.
2.	Exclusivity Period. The sale of the Securities described in this Memorandum shall be handled exclusively by CIM. The exclusivity period shall expire after the first three (3) months (“Term”) from the date of the offering, or terminate upon ten days (10) written notice by either party. After the exclusive term, the Agreement shall become non-exclusive and continue on a “month-to-month” basis until either Party cancels.
3.	Fees and Compensation. The Company has agreed to pay CIM the following fee and other compensation: success fee, transaction success fees, placement agent warrants, advisory fee, expense reimbursement, escrow account, and finder's fees. The Company agrees to compensate CIM 7% of CIM placed Securities, 3% for securities placed by outside brokers and managed by CIM, and 1% for investments sourced by Motos America. CIM will receive warrants based on the total amount of shares associated with the offering as placed either directly through CIM and/or their affiliated brokers/dealers. In lieu of exercising their warrants, CIM may choose to receive common shares equal to the difference between the strike price and the current fair market value as of a particular date.

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Additionally, Shares may be purchased or sold by officers, directors, employees and affiliates of the Company, which persons will not receive any compensation based on the success of the offering.

The following table sets forth the current equity capitalization of the Company, and the capitalization of the Company on a fully diluted basis, i.e. accounting for the Maximum Offering, as well as the conversion of all debt into equity, as well as the exercise of all warrants and options that could be outstanding if the 506c offering is fully subscribed.

	Common Shares	Current %	% Fully Diluted
Current Equity Structure
Public Holders/Investors(1)	1,283,300	19.7%	9.63%
Vance Harrison (2)	5,226,700	80.3%	39.22%
Sub- Current Shares	6,510,000		48.85%

Dilutive Events
Employee Stock Options (3)	1,500,000		11.26%
New 506c Offering (Max Offering)
Common Shares	1,500,000		11.26%
Shares Underlying C Bonds	500,000		3.75%
Shares Underlying D Bonds	456,000		3.42%
Shares Underlying E Bonds	466,200		3.50%
Underwriter Warrant	245,000		1.84%
Prior Offering
Shares Underlying A Bonds	420,000		3.15%
Shares Underlying B Bonds	280,000		2.10%
Shares Underlying A Debentures	749,999		5.63%
Shares Underlying A Warrants	700,000		5.25%
Subtotal Dilutive Events	6,817,199		51.15%

Total	13,327,199		100.00%

(1) No single holder in this group owns 5% or more of common shares.

(2) Includes conversion of preferred shares

(3) Entire authorized pool, vesting over 1 - 5 years, no voting rights until options are exercised.

A copy of the Lead Broker Engagement Agreement with CIM Securities LLC is attached hereto. [Link to agreement]

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CORPORATE HISTORY

General

The Company was incorporated under the laws of the State of Nevada on April 25, 2007 under the name “Contact Minerals Corp.” The Company’s securities traded under the symbol “CNTM” and later “CNTM” after a 2-for-1 forward split in February of 2009.

From the date of incorporation until the summer of 2017, the Company was an exploration stage company, engaged in the acquisition and exploration of mineral properties. The Company was also a “shell company” with no meaningful assets or operations that attempted to identify and merge with an operating company. The Company’s principal business address was in Vancouver, BC, Canada, and the Company was directed by Kerry McCullagh, who served as Director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, along with his father William McCullagh and Alex Langer who also served as Directors.

Effective August 29, 2017, the Company and Kerry McCullagh entered into a stock purchase agreement with Shiong Han Wee and Kwueh Lin Wong. Under the terms of the Stock Purchase Agreement Messrs. Wee and Wong agreed to purchase 7,000,000 shares from the Seller and 78,770,000 shares from the Company. As result of this transaction, a total of 94,440,000 shares of Common Stock of the Company were issued and outstanding, of which approximately 90% were controlled directly by the Messrs. Wee and Wong.

Upon the consummation of the sale the executive officers and directors resigned from all of their positions with the Company, and Messrs. Wee and Wong were appointed to take their place.

Effective November 6, 2017, the Company changed its name to “WECONNECT Tech International, Inc.” and its trading symbol to “WECT.” The principal business office moved to Malaysia.

Effective June 8, 2018, the Company acquired 99.662% of the issued and outstanding securities MIG Mobile Tech Berhad (“MTT”), a payment-solution provider, and the Company entered into the payment solution business with a focus on users located in Malaysia.

The Company was never able to profitably operate the MTT business. The Company incurred a net operating loss of $1,103,166 for the year ended July 31, 2020, and an accumulated deficit of $7,638,503 as of July 31, 2020.

On June 20, 2021, the Company and Mr. Ng Chee Chun entered into a Share Sale Agreement to sell the shares of MTT held by the Corporation for di minimus consideration.

On September 27, 2021, the Company and certain other sellers of shares including Mr. Shiong Han Wee, director of the company, entered into a Sale and Purchase Agreement pursuant to which an aggregate of 436,482,690 shares of common stock of the Company and 10,000,000 shares of Series A Preferred Convertible Stock was sold. The Preferred Stock was issued to Mr. Shiong Han Wee as payment in full of all amounts owed by the Company to Mr. Wee, prior to the sale.

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After this transaction, Mr. Vance Harrison became the beneficial owner of the common shares and Convertible Preferred Stock, together constituting approximately 91% of the issued and outstanding common stock of the Company (as determined on an as-converted basis).

Pursuant to the terms of the Stock Purchase Agreement, the Board appointed the following individuals to serve in the offices set forth next to their names:

Name	Position
Vance Harrison	Chief Executive Officer, President and Director
Terina Liddiard	Chief Financial Officer, Secretary and Director
Taylor Brody	Chief Marketing Officer and Director

All previous board members resigned from their positions with the Company.

In November, 2021 the Company filed Articles of Amendment with the State of Nevada whereby it changed its name to “Motos America Inc.” Concurrent with the name change, the Company adopted a new business model.

The Company considers itself as a lifestyle company. The Company buys and operates BMW Motorcycles, Triumph Motorcycles and Ducati Motorcycles dealerships. These brands are not sold as practical transportation; instead they are luxury items that buyers consume as part of a more exclusive lifestyle choice. In the view of the Company, this industry is ripe for consolidation. This industry disruption is similar to what has occurred in the automotive dealership niche. The Company believes that consolidation in this niche will invite the same advantages of scale associated with auto-dealer consolidations, namely better operating results flowing from professional management, branding and marketing opportunities, and volume purchasing. As of the date of the Memorandum, the Company has acquired 4 dealerships, and has a Letter of Intent to acquire 3 more.  In addition, the Company is in the process of developing a new “open point” dealership in Atlanta, GA.

Since November 2021, and under what the Company believes to be exemptions from the registration requirements of the Securities and Exchange Act of 1934, as amended, the Company has raised approximately $5 million USD from private investors in the form of equity and convertible debt. This private placement of securities was terminated on or about the 18th day of April, 2022. The Company anticipates raising an additional $40 Million to accomplish the Company’s short-term-objective of owning 45 dealerships within 3 years.

In February 2022, Kris Odwarka became the President of the Company. Mr. Vance Harrison, who he replaced in this office, continued with the Company as its Chief Executive Officer, and as a member of the Board of Directors. Mr. Odwarka brings a wealth of experience in the Powersports industry to the Company. Over a 29-year span he has worked in various roles with European motorcycle and automotive manufacturers, including serving as the Vice President for North America of BMW Motorrad, and as the President of Husqvarna USA.

On March 15th the Company completed the purchase of its first BMW Motorcycle dealership in Nashville, TN. The Company intends to purchase additional BMW, Triumph, and Ducati motorcycle dealerships across the U.S. as they become available, and as Company resources allow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.

By	/s/ Vance B. Harrison
Name: Vance B. Harrison Title: Chief Executive Officer

Date:  May 12, 2022

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Lead Broker Engagement Agreement with CIM Securities LLC